UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2007, Patterson-UTI Energy, Inc. announced that on March 20, 2007, Douglas J. Wall, 54, agreed to accept an appointment to become the Company’s Chief Operating Officer. His employment is expected to commence in April 2007. Mr. Wall comes to the Company from Baker Hughes Incorporated, an oilfield service company, where he served since 2005 as Group President, Completion & Production. In that capacity he was responsible for the combined activities of Baker Oil Tools, Baker Petrolite, Centrilift and ProductionQuest divisions. From 2003 to 2005 he served as President of Baker Oil Tools, a division of Baker Hughes, and from 1997 to 2003 he served as President of Hughes Christensen Company, a division of Baker Hughes. The press release announcing his appointment is attached as exhibit 99.1 and incorporated by reference. The form of offer letter to Mr. Wall is attached as exhibit 99.2 and incorporated by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

March 23, 2007	By:	/s/ William L. Moll, Jr.

Name: William L. Moll, Jr.
Title: General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 21, 2007 relating to the appointment of Douglas J. Wall as Chief Operating Officer.
99.2	Form of offer letter.